EXHIBIT 99.2

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”), is effective this 25 day of April, 2007, by and between uBid.com Holdings, Inc., a Delaware corporation (the “Buyer”), and the holders of Company stock listed on Schedule A attached hereto (the “Sellers”). The Buyer and Sellers may be collectively referred to as the “parties” or singularly referred to as a “party.”

WHEREAS, Sellers collectively own 2,135,550 shares of the Buyer’s common stock (the “Shares”) and warrants to purchase 580,937 shares of the Buyer’s common stock (the “Warrants”), with the number of Shares and Warrants held by each Seller set forth opposite such Seller’s name on Schedule A;

WHEREAS, the Buyer desires to purchase the Shares and the Warrants and each Seller desires to sell to the Buyer the Shares and the Warrants owned by such Seller;

WHEREAS, Each Seller will sell to the Buyer and the Buyer will purchase the Shares and the Warrants in accordance with the following terms and conditions of this Agreement.

NOW, THEREFORE, in order to consummate the transaction contemplated hereby, and in consideration of the purchase price to be paid by the Buyer to the Sellers as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale of Shares and Warrants. Each Seller agrees to sell, transfer and deliver the Shares and the Warrants set forth opposite such Seller’s name on Schedule A to Buyer, and Buyer agrees to purchase all such Shares and Warrants.

2. Purchase Price. The aggregate purchase price that the Buyer shall pay to the Sellers for the Shares shall be Two Million Two Hundred Forty Two Thousand Three Hundred Twenty Seven 50/100 dollars ($2,242,327.50) (the “Purchase Price”), or $1.05 per Share, with a portion of such Purchase Price allocated to the Warrants for purposes of the purchase of such Warrants. The amount to be paid to each Seller is set forth opposite such Seller’s name on Schedule A.

3. The Closing. Consummation of the transaction (the “Closing”), shall occur on a date or dates to be agreed to by the parties, but in no event later than May 9, 2007. Each Seller shall deliver to the Sellers’ broker, ThinkEquity Partners, LLC (“ThinkEquity”) the Shares to be sold by such Seller, Assignments Separate from Certificate in blank executed by such Seller to the Buyer, the Warrants to be sold by such Seller, and the Assignments of Warrants executed by such Seller assigning such Warrants to the Buyer, together with such other documents as may be reasonably required to consummate the transaction contemplated herein. Following notification by ThinkEquity to the Buyer of the receipt of such documents by ThinkEquity from any Seller, the Purchase Price shall be paid by the Buyer to the applicable Seller by wire transfer of the Purchase Price to ThinkEquity.

4. Representations and Warranties of Seller. Each Seller, severally and not jointly, represents and warrants to the Buyer as of the date hereof and as of the Closing date that:

(a) Transaction Initiation. Such Seller, not the Buyer, initiated discussions regarding the subject matter of this Agreement, Buyer has not in any manner induced or advised such Seller to enter into this Agreement or made any recommendations as to the benefits of entering into and performing this Agreement from such Seller’s perspective, that such Seller is entering into this Agreement of its own free will without persuasion from Buyer and that such Seller and its representatives or agents, if any, have had an adequate opportunity to review and understand the terms of this Agreement.

(b) Receipt of Current Information Regarding the Company. Such Seller is in receipt of the Company’s Prospectus contained on Form S-1/A filed with the Securities and Exchange Commission on July 19, 2006 and declared effective July 21, 2006 and supplemented by that Supplement No. 1 dated November 17, 2006 and that Supplement No. 2 dated April 2, 2007 (the “Prospectus”). Assuming the accuracy of the representations of the Company in Section 5(c) hereof, such Seller acknowledges that neither the Company nor any of its officers, directors or affiliates, has provided such Seller or its agent or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the purchase of the Shares and Warrants as contemplated by this Agreement).

(c) Title to Capital Stock. Such Seller owns all right, title and interest in and to the Shares and Warrants to be delivered by it hereunder, free and clear of all liens, encumbrances, equities or claims.

(d) Approvals and Authority. All authorizations, approvals and consents necessary for the execution and delivery by such Seller of this Agreement and for the consummation by such Seller of the transaction contemplated hereby, have been given; such Seller has full right, power and authority to execute, deliver and perform its obligations set forth in this Agreement. This Agreement has been duly executed and delivered by such Seller and is a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

(e) No Violation of Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any law, rule or regulation, or court or administrative order, instrument, decree, judgment or order to which such Seller is a party or by which such Seller may be bound or result in a breach or violation of, or constitute a default (or event which with notice or lapse of time, or both, would constitute a default) under any agreement or contract to which such Seller is bound.

(f) No Brokers. Such Seller has no liability of any kind to any broker, finder or agent with respect to the transactions contemplated hereby, other than to ThinkEquity.

5. Representations and Warranties of Buyer. Buyer represents and warrants to each Seller as of the date hereof and as of the Closing date that:

  (a) Approvals and Authority. All authorizations, approvals and consents necessary for the execution and delivery by the Buyer of this Agreement and for the consummation by the Buyer of the transaction contemplated hereby, have been given; the Buyer has full right, power and authority to execute, deliver and perform its obligations set forth in this Agreement. This Agreement has been duly executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

(b) No Violation of Agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any law, rule or regulation, or court or administrative order, instrument, decree, judgment or order to which the Buyer is a party or by which the Buyer may be bound or result in a breach or violation of, or constitute a default (or event which with notice or lapse of time, or both, would constitute a default) under any agreement or contract to which Buyer is bound.

(c) Information Regarding the Company. The Buyer confirms that neither the Company nor any of its officers, directors or affiliates, has provided any Seller or any of their agents or counsel with any information that constitutes or might constitute material, nonpublic information (other than the existence and terms of the purchase of the Shares and Warrants as contemplated by this Agreement) and as of the date hereof no event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Buyer but which has not been so publicly announced or disclosed.. The Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Seller acknowledges that Buyer believes that its common stock has an intrinsic value significantly higher than the per share purchase price.

(d) No Brokers. Buyer has no liability of any kind to any broker, finder or agent with respect to the transactions contemplated hereby.

6. Independent Nature of Obligations. The obligations of each Seller under this Agreement are several and not joint with the obligations of any other Seller, and no Seller shall be responsible in any way for the performance of the obligations of any other Seller.

7. Entire Agreement. This Agreement, and the Assignments Separate from Certificate and the Assignments of Warrant attached hereto, constitute the entire understanding of the parties hereto and supersede all prior understandings, oral or written, between the parties with respect to the subject matter hereof and thereof.

8. Severability. If any term in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of the Agreement shall not be affected and the residue shall be valid and enforceable to the fullest extent permitted by law.

9. Expenses. Each party shall be responsible for its own transaction costs and expenses, including any brokerage fees or transfer taxes or expenses. The parties confirm that the Sellers will be responsible for any fees charged by ThinkEquity.

10. Successors of Parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, heirs and successors.

11. Assignability. This Agreement and the obligations and benefits conferred hereunder may not be assigned by either party, without the express written consent of the other party, which consent shall not be unreasonably withheld.

12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof).

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed this 25th day of April, 2007.

UBID.COM HOLDINGS, INC. /s/ Robert H. Tomlinson, Jr. By: Robert H. Tomlinson, Jr. Its: President and Chief Executive Officer

SELLERS	RADIAN GROUP INC.

By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

BRITISH COLUMBIA INVESTMENT MANAGEMENT CORPORATION

By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

NEW YORK NURSES ASSOCIATION PENSION PLAN By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

GOVERNMENT OF SINGAPORE INVESTMENT COMPANY PTE, LTD By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

THE RETIREMENT PROGRAM PLAN FOR EMPLOYEES OF UNION CARBIDE CORPORATION

By: Wellington Management Company, LLP,
as Investment adviser

By: /s/ Steven M. Hoffman
Name: Steven M. Hoffman
Title: Vice President and Counsel

THE DOW CHEMICAL EMPLOYEES' RETIREMENT PLAN By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

HOWARD HUGHES MEDICAL INSTITUTE By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

THE ROBERT WOOD JOHNSON FOUNDATION By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

PUBLIC SECTOR PENSION INVESTMENT BOARD By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

WTC-CTF EMERGING COMPANIES PORTFOLIO By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

OREGON INVESTMENT COUNCIL By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel

THE GOVERNMENT OF SINGAPORE INVESTMENT CORPORATION PTE LTD

By: Wellington Management Company, LLP,
as Investment adviser

By: /s/ Steven M. Hoffman
Name: Steven M. Hoffman
Title: Vice President and Counsel

WTC-CIF EMERGING COMPANIES PORTFOLIO By: Wellington Management Company, LLP, as Investment adviser By: /s/ Steven M. Hoffman Name: Steven M. Hoffman Title: Vice President and Counsel